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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.   20549

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                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported)  July 27, 1999


                              TEREX CORPORATION
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             (Exact Name of Registrant as Specified in Charter)


          Delaware              1-10702             34-1531521
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(State or Other Jurisdiction  (Commission         (IRS Employer
     of Incorporation)        File Number)        Identification No.)


    500 Post Road East, Suite 320, Westport, Connecticut           06880
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        (Address of Principal Executive Offices)                 (Zip Code)


      Registrant's telephone number, including area code (203) 222-7170

                               NOT APPLICABLE
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        (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

     On July 27, 1999, Terex Corporation ("Terex") announced that valid acceptances of its offer (the "Offer") to shareholders of Powerscreen International plc ("Powerscreen") to acquire all of the ordinary share capital of Powerscreen for consideration of 195.0 pence per share had been received in respect of 56,921,274 shares, representing approximately 61.24% of the issued share capital of Powerscreen. The Offer has been declared unconditional in all respects, all conditions having been waived or satisfied, with respect to all valid acceptances received. The Offer will remain open for additional acceptances until further notice.

     Powerscreen is primarily a manufacturer of screening and crushing equipment in the United Kingdom, the Irish Republic and the United States.
It manufactures and markets mobile and static screening equipment used for sorting and grading sand and gravel in quarries and waste materials on landfill sites. Crushing equipment is used for processing rock into sand and gravel and construction waste into re-useable materials.

     For the fiscal year ended March 31, 1999, Powerscreen reported from continuing operations, under U.K. GAAP, turnover (or sales) of approximately pounds 225.1 million (approximately $372.2 million), operating profit of approximately pounds 25.2 million (approximately $41.7 million), net debt of approximately pounds 4.5 million (approximately $7.3 million) and equity shareholders' funds of approximately pounds 58.5 million (approximately $94.3 million). Powerscreen's screening and crushing equipment represented approximately 60% of its 1999 sales. The remaining approximately 40% of sales were generated by the sale of truck-mounted material handlers, dumper trucks, mixers and compaction equipment. For the fiscal year ended March 31, 1999, Powerscreen had an operating margin of approximately 11%. Terex expects substantial cost savings from the integration of the two companies.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 28, 1999

                                   TEREX CORPORATION



                                   By: /s/ Eric I Cohen
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                                       Eric I Cohen
                                       Senior Vice President